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                                                                    Exhibit 4.9
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                             INTERCREDITOR AGREEMENT

                                 BY AND BETWEEN

                               JPMORGAN CHASE BANK

                                  AS ABL AGENT

                                       AND

                   U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

                                  AS TERM AGENT

                            DATED AS OF JUNE 10, 2004

================================================================================

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                                TABLE OF CONTENTS

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                                                                                                                     Page No.
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ARTICLE 1 DEFINITIONS............................................................................................        2
Section 1.1       UCC Definitions................................................................................        2
Section 1.2       Other Definitions..............................................................................        2
Section 1.3       Rules of Construction..........................................................................       11

ARTICLE 2 LIEN PRIORITY..........................................................................................       12
Section 2.1       Agreement to Subordinate.......................................................................       12
Section 2.2       Waiver of Right to Contest Liens...............................................................       13
Section 2.3       Remedies Standstill............................................................................       14
Section 2.4       Exercise of Rights.............................................................................       15
Section 2.5       No New Liens...................................................................................       17

ARTICLE 3 ACTIONS OF THE PARTIES.................................................................................       17
Section 3.1       Certain Actions Permitted......................................................................       17
Section 3.2       Agent for Perfection...........................................................................       18
Section 3.3       Sharing of Information and Access..............................................................       18
Section 3.4       Insurance......................................................................................       19
Section 3.5       No Additional Rights For the Credit Parties Hereunder..........................................       19
Section 3.6       Actions Upon Breach............................................................................       19
Section 3.7       Inspection Rights and Insurance................................................................       19

ARTICLE 4 APPLICATION OF PROCEEDS................................................................................       20
Section 4.1       Application of Proceeds........................................................................       20
Section 4.2       Specific Performance...........................................................................       21

ARTICLE 5 INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS.............................................................       22
Section 5.1       Notice of Acceptance and Other Waivers.........................................................       22
Section 5.2       Modifications to ABL Documents and Term Documents..............................................       23
Section 5.3       Reinstatement and Continuation of Agreement....................................................       25

ARTICLE 6 INSOLVENCY PROCEEDINGS.................................................................................       26
Section 6.1       DIP Financing..................................................................................       26
Section 6.2       Relief From Stay...............................................................................       26
Section 6.3       No Contest.....................................................................................       27
Section 6.4       Asset Sales....................................................................................       27
Section 6.5       Separate Grants of Security and Separate Classification........................................       27
Section 6.6       Enforceability.................................................................................       28
Section 6.7       ABL Obligations Unconditional..................................................................       28
Section 6.8       Term Obligations Unconditional.................................................................       28

ARTICLE 7 MISCELLANEOUS..........................................................................................       29
Section 7.1       Rights of Subrogation..........................................................................       29
Section 7.2       Further Assurances.............................................................................       29
Section 7.3       Representations................................................................................       29
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
Section 7.4       Amendments.....................................................................................       30
Section 7.5       Addresses for Notices..........................................................................       30
Section 7.6       No Waiver, Remedies............................................................................       30
Section 7.7       Continuing Agreement, Transfer of Secured Obligations..........................................       30
Section 7.8       Governing Law: Entire Agreement................................................................       31
Section 7.9       Counterparts...................................................................................       31
Section 7.10      No Third Party Beneficiaries...................................................................       31
Section 7.11      Headings.......................................................................................       31
Section 7.12      Severability...................................................................................       31
Section 7.13      Attorneys Fees.................................................................................       31
Section 7.14      VENUE; JURY TRIAL WAIVER.......................................................................       32
Section 7.15      Intercreditor Agreement........................................................................       32
Section 7.16      No Warranties or Liability.....................................................................       33
Section 7.17      Conflicts......................................................................................       33
Section 7.18      Information Concerning Financial Condition of the Credit Parties...............................       33

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

                             INTERCREDITOR AGREEMENT

         THIS INTERCREDITOR AGREEMENT (this "AGREEMENT") is entered into as of June 10, 2004 between JPMORGAN CHASE BANK, in its capacity as administrative agent (in such capacity, the "ABL AGENT") for the financial institutions party from time to time to the Original ABL Credit Agreement referred to below (such financial institutions, together with their successors, assigns and transferees, the "CREDIT AGREEMENT LENDERS" and, together with affiliates thereof in their capacity as Bank Products Affiliates or Hedging Affiliates (in each case, as hereinafter defined), the "ABL LENDERS") and U.S. BANK NATIONAL ASSOCIATION, in its capacity as trustee and collateral agent (in such capacity, the "TERM AGENT") for the holders of the Senior Secured Notes referred to below (the "TERM NOTEHOLDERS").

                                    RECITALS

         A. Pursuant to that certain Financing Agreement dated as of the date hereof by and among Milacron Inc., as a borrower ("MILACRON"), certain subsidiaries of Milacron, as additional borrowers (the "SUBSIDIARY BORROWERS" and, together with Milacron, the "BORROWERS", the Credit Agreement Lenders and the ABL Agent (as such agreement may be amended, supplemented, or modified from time to time, the "ORIGINAL ABL CREDIT AGREEMENT"), the Credit Agreement Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the Borrowers.

         B. Pursuant to certain guaranty agreements and security agreements dated as of the date hereof (including the guaranty set forth in the Original ABL Credit Agreement) (the "ABL GUARANTIES") by the ABL Guarantors in favor of the ABL Agent, the ABL Guarantors have agreed to guarantee the payment and performance of the Borrowers' obligations under the ABL Documents.

         C. As a condition to the effectiveness of the Original ABL Credit Agreement and to secure the obligations of the Borrowers and the ABL Guarantors (the Borrowers, the ABL Guarantors and each other direct or indirect affiliate or shareholder (or equivalent) of Milacron or any of its affiliates that is now or hereafter becomes a party to any ABL Document, collectively, the "ABL CREDIT PARTIES") under and in connection with the ABL Documents, the ABL Credit Parties have granted to the ABL Agent (for the benefit of the ABL Lenders including the Bank Products Affiliates and Hedging Affiliates) Liens on the Collateral.

         D. Pursuant to that certain Indenture dated as of the date hereof by and among Milacron, the Term Guarantors and U.S. Bank National Association, as trustee (as such agreement may be amended, supplemented, or modified from time to time, the "ORIGINAL TERM INDENTURE"), Milacron has issued the 11 -1/2 % Senior Secured Notes due May 15, 2011 in the aggregate amount of $225,000,000 (together with any additional notes issued thereunder, the "SENIOR SECURED NOTES").

         E. Pursuant to the terms of the Term Indenture, the Term Guarantors have agreed to guarantee the payment and performance of Milacron's obligations under the Term Documents.

         F. As a condition to the effectiveness of the Term Indenture and to secure the obligations of Milacron and the Term Guarantors (Milacron, the Term Guarantors and each other direct or indirect affiliate or shareholder (or equivalent) of Milacron or any of its affiliates that is now or hereafter becomes a party to any Term Document, collectively, the "TERM CREDIT PARTIES)" under and in connection with the Term Documents, the Term Credit Parties have granted to the Term Agent (for the benefit of the Term Noteholders) Liens on the Collateral.

         G. Each of the ABL Agent (on behalf of the ABL Lenders) and the Term Loan Agent (on behalf of the Term Noteholders) and, by their acknowledgment hereof, the Credit Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  SECTION 1.1 UCC DEFINITIONS. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Money, Payment Intangibles, Promissory Notes, Records, Security, Securities Accounts, Security Entitlements, Supporting Obligations, and Tangible Chattel Paper.

                  SECTION 1.2 OTHER DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "ABL AGENT" shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the "Agent" under any ABL Credit Agreement.

         "ABL COLLATERAL DOCUMENTS" shall mean all "Security Agreements" as defined in the Original ABL Credit Agreement, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any ABL Credit Agreement.

         "ABL CREDIT AGREEMENT" shall mean the Original ABL Credit Agreement and any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

         "ABL CREDIT PARTIES" shall have the meaning assigned to that term in the recitals to this Agreement.

         "ABL DOCUMENTS" shall mean the ABL Credit Agreement, the ABL Guaranties, the ABL Collateral Documents, the Bank Product Agreements, the Hedging Agreements, those other ancillary agreements as to which the ABL Agent or any ABL Lender (including any Bank Products Affiliate and any Hedging Affiliate) is a party or a beneficiary and all other agreements,

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instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the ABL Agent, in connection with any of the foregoing or any ABL Credit Agreement.

         "ABL GUARANTIES" shall have the meaning assigned to that term in the recitals to this Agreement.

         "ABL GUARANTORS" shall mean each subsidiary of Milacron listed on Schedule B hereto as an "ABL Guarantor" and any other Person who becomes a guarantor under any of the ABL Guaranties.

         "ABL LENDERS" shall have the meaning assigned to that term in the introduction to this Agreement and shall include all Bank Product Affiliates and Hedging Affiliates and all successors, assigns, transferees and replacements thereof, as well as any Person designated as a "Lender" under any ABL Credit Agreement.

         "ABL OBLIGATIONS" shall mean all of the "Obligations" as defined in the Original ABL Credit Agreement, and all other amounts owing or due under the terms of the ABL Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. This term includes, without limitation, all interest, fees, charges, expenses, attorneys' fees and any other sum chargeable to any ABL Credit Party under any of the ABL Documents and shall also include, without limitation, all amounts that would become due and interest, fees and charges that would accrue but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any other provision of the Bankruptcy Code or any similar provision of any other applicable Debtor Relief Laws.

         "ABL PRIORITY COLLATERAL" shall mean all Collateral consisting of the following:

         (1)      all Accounts and Receivables;

         (2) all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper);

         (3) (x) all Deposit Accounts and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein and
(y) all Securities, Security Entitlements, and Securities Accounts, in each case, to the extent constituting cash or Cash Equivalents or representing a claim to Cash Equivalents, except, in each case, for (a) any Asset Sale Proceeds Account and all deposits and other funds held therein and (b) any Deposit Account or Money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein or any Securities Account and all cash and Cash Equivalents held therein, in each case, that constitute identifiable proceeds of Term Priority Collateral and all deposits and other funds held therein, but in any event and regardless of the foregoing clauses (a), (b) and
(c), including the accounts listed on Schedule A hereto;

         (4)      all Inventory;

         (5) to the extent involving or governing any of the items referred to in the preceding clauses (1) through (4), all Documents, General Intangibles, Instruments (including, without limitation, Promissory Notes), and Letter of Credit Rights, provided that to the extent any of the

                                       3
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foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (4) shall be included in the ABL Priority Collateral;

         (6) to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (5), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Term Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (5) shall be included in the ABL Priority Collateral;

         (7) all books and Records relating to the foregoing (including without limitation all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic which contain any information relating to any of the foregoing);

         (8) all Proceeds of any of the foregoing (including without limitation, all insurance proceeds) and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that any Collateral, regardless of type, received in connection with a permitted disposition of or otherwise in exchange for ABL Priority Collateral pursuant to the terms of the Credit Agreement shall be treated as ABL Priority Collateral under this Agreement; and provided, further, that any Collateral regardless of type received in connection with a permitted disposition of or otherwise in exchange for Term Priority Collateral pursuant to the terms of the Term Indenture, shall be treated as Term Priority Collateral under this Agreement.

         "ABL SECURED PARTIES" shall mean the ABL Agent and the ABL Lenders.

         "AFFILIATE" shall mean (a) any Person controlling, controlled by or under common control with any other Person, (b) with respect to any Person, any other Person who is an officer, director, managing member, partner, trustee or beneficiary of such Person, and (c) any Person who is a spouse, sibling, parent, grandparent, child or grandchild of a Person described in clauses (a) or (b) preceding. For purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to either (a) vote 10% or more of the voting securities of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" shall mean this Intercreditor Agreement.

         "ASSET SALE PROCEEDS ACCOUNT" shall mean a segregated deposit account under the sole control of the Term Agent which contains only proceeds from the sale of Term Priority Collateral and any interest earned thereon.

         "BANK PRODUCTS AFFILIATE" shall mean any Affiliate of any Credit Agreement Lender that has entered into a Bank Products Agreement with an ABL Credit Party with the obligations of such ABL Credit Party thereunder being secured by one or more ABL Collateral Documents.

         "BANK PRODUCTS AGREEMENT" shall mean any agreement pursuant to which a bank or other financial institution agrees to provide treasury management services (including, without

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limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

         "BANKRUPTCY CODE" shall mean title 11 of the United States Code.

         "CAPITAL STOCK" shall mean (a) in the case of a corporation, corporate stock, (b) in the case of an association, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, the issuing Person.

         "CASH COLLATERAL" shall mean any Collateral consisting of Money or cash equivalents, any Security Entitlement and any Financial Assets.

         "CASH EQUIVALENTS" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's Investors Service, Inc. and any successor thereto ("MOODY'S") or A-1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto ("STANDARD & POOR'S"); (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or higher by Moody's or A+ or higher by Standard & Poor's.

         "COLLATERAL" shall mean all Property now owned or hereafter acquired by any Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to the ABL Agent or the Term Agent under any of the ABL Collateral Documents or the Term Collateral Documents, together with all rents, issues, profits, products, and Proceeds thereof.

         "CONTROL COLLATERAL" shall mean any Collateral consisting of any Certificated Security, Investment Property, Deposit Account, and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

         "COPYRIGHT LICENSES" shall mean any and all agreements, whether written or oral, providing for the grant by or to any Credit Party of any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

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         "COPYRIGHTS" shall mean (i) any and all other copyrights, in the United
States or any other country, whether registered or unregistered, or published or unpublished, all registrations and recordings thereof and all applications in connection therewith, and (ii) the right to obtain all renewals of the foregoing.

         "CREDIT AGREEMENT LENDERS" shall have the meaning assigned to that term in the introduction to this Agreement.

         "CREDIT DOCUMENTS" shall mean the ABL Documents and the Term Documents.

         "CREDIT PARTIES" shall mean the ABL Credit Parties and the Term Credit Parties.

         "DEBTOR RELIEF LAWS" shall mean the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or Canada or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

         "DIP FINANCING" shall have the meaning set forth in Section 6.1.

         "DISCHARGE OF ABL OBLIGATIONS" shall mean (a) the payment in full of the ABL Obligations that are outstanding and unpaid at the time all indebtedness thereunder is paid in full including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit) delivery of Money or backstop letters of credit in respect thereof in compliance with the terms of any ABL Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit),
(b) the termination of all commitments to extend credit under the ABL Documents, and (c) the delivery by the ABL Agent of a written notice to the Term Agent stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the ABL Secured Parties.

         "DISCHARGE OF TERM OBLIGATIONS" shall mean (a) the payment in full of the Term Obligations that are outstanding and unpaid at the time the Senior Secured Notes are paid in full and (b) the delivery by the Term Agent of a written notice to the ABL Agent stating that the events described in clause (a) have occurred to the satisfaction of the Term Secured Parties.

         "EVENT OF DEFAULT" shall mean an Event of Default under any ABL Credit Agreement or the Term Indenture.

         "EXERCISE ANY SECURED CREDITOR REMEDIEs" or "EXERCISE OF SECURED CREDITOR REMEDIES" shall mean:

         (a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;

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         (b)      the exercise of any right or remedy provided to a secured
creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

         (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the Proceeds thereof;

         (d) the appointment of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

         (e) the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means permissible under applicable law;

         (f)      the exercise of any other right of a secured creditor under
Part 6 of Article 9 of the Uniform Commercial Code;

         (g) the exercise of any voting rights relating to any Capital Stock included in the Collateral; and

         (h) the delivery of any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depository bank or landlord) in possession or control of any Collateral.

For avoidance of doubt, filing a proof of claim in bankruptcy court or seeking adequate protection shall not be deemed to be an Exercise of Secured Creditor Remedies.

         "GENERAL INTANGIBLES" shall mean all "general intangibles" as such term is defined in the Uniform Commercial Code including, without limitation, with respect to any Credit Party, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Credit Party is a party or under which such Credit Party has any right, title or interest or to which such Credit Party or any property of such Credit Party is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation (but limited as aforesaid), (i) all rights of such Credit Party to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Credit Party to damages arising thereunder, (iii) all equity that constitutes "general intangibles" and (iv) all rights of such Credit Party to perform and to exercise all remedies thereunder.

         "GUARANTOR" shall mean any of the ABL Guarantors or Term Guarantors.

         "HEDGING AFFILIATE" shall mean any Affiliate of any Credit Agreement Lender that has entered into a Hedging Agreement with an ABL Credit Party with the obligations of such ABL Credit Party thereunder being secured by one or more ABL Collateral Documents.

         "HEDGING AGREEMENT" shall mean any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any

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combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

         "INSOLVENCY PROCEEDING" shall mean (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under United States Federal, State or foreign law, including the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada).

         "INTELLECTUAL PROPERTY" shall mean all rights, priorities and privileges provided under United States, multinational and foreign law relating to intellectual property, including without limitation, all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trade Secret Licenses, Trademarks and Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on contract, constitutional, common, or statutory law, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, liens and other statutory, constitutional, or common law rights of landlords, leases and other title exceptions and encumbrances affecting Property.

         "LIEN PRIORITY" shall mean with respect to any Lien of the ABL Agent or the Term Agent in the Collateral, the order of priority of such Lien as specified in Section 2.1.

         "PARTY" shall mean the ABL Agent or the Term Agent, and "PARTIES" shall mean both the ABL Agent and the Term Agent.

         "PATENT LICENSE" shall mean any and all agreements, whether written or oral, providing for the grant by or to any Credit Party of any right to manufacture, use or sell any invention covered in whole or in part by a Patent to the extent that a grant of a security interest in such patent license is not prohibited by applicable law or the applicable patent agreement.

         "PATENTS" shall mean (i) all letters patent of the United States or any other country and all reissues and extensions thereof, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

         "PAYMENT COLLATERAL" shall mean all Accounts, Instruments, Chattel Paper, Letter-Of-Credit Rights, Deposit Accounts (other than the Deposit Accounts which constitute Term

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Priority Collateral), Securities Accounts, and Payment Intangibles, together with all Supporting Obligations, in each case composing a portion of the Collateral.

         "PERSON" shall mean any natural person, corporation, limited liability company, unlimited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether such organization is a legal entity, and shall include a government and any agency or political subdivision thereof.

         "PRIORITY COLLATERAL" shall mean the ABL Priority Collateral or the Term Priority Collateral.

         "PROCEEDS" shall mean (a) all "proceeds," as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

         "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "REAL PROPERTY" shall mean any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

         "RECEIVABLE" shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

         "RECOVERY" shall have the meaning set forth in Section 5.3.

         "SECURED PARTIES" shall mean the ABL Secured Parties or the Term Secured Parties.

         "SENIOR SECURED NOTES" shall have the meaning assigned to that term in the recitals to this Agreement.

         "SUBSIDIARY" of any Person shall mean a corporation, limited liability company, partnership or other entity of which a majority of the outstanding shares of stock of each class having ordinary voting power or other equity interests is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

         "TERM AGENT" shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor trustee or collateral agent appointed under the Term Indenture or the Term Collateral Documents and any agent of any of the foregoing.

         "TERM COLLATERAL DOCUMENTS" shall mean all "Security Documents" as defined in the Term Indenture, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with the Term Indenture.

         "TERM CREDIT PARTIES" shall have the meaning assigned to that term in the recitals to this Agreement."

         "TERM DOCUMENTS" shall mean the Term Indenture, the Senior Secured Notes, the Term Collateral Documents, the Term Registration Rights Agreement, those other ancillary agreements as to which the Term Agent or any Term Noteholder is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Term Agent, in connection with the foregoing or the transactions contemplated thereby.

         "TERM GUARANTORS" shall mean each subsidiary of Milacron listed on Schedule B hereto as a "Term Guarantor" and any other Person who becomes a guarantor under the Term Indenture.

         "TERM INDENTURE" shall mean the Original Term Indenture and any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Term Obligations, whether by the same or any other trustee, lender, noteholder or group of lenders or noteholders and whether or not increasing the amount of any Indebtedness that may be incurred or issued thereunder.

         "TERM NOTEHOLDERS" shall have the meaning assigned to that term in the introduction to this Agreement and shall include each successor and assign thereof.

         "TERM OBLIGATIONS" shall mean all liabilities and obligations of Milacron and the Term Guarantors evidenced by the Senior Secured Notes or arising under any of the Term Documents, and any amendments, restatements, modifications, renewals, extensions, replacements, refundings or refinancing, in whole or in part, of any of the foregoing purported to be secured by the Collateral. This term includes, without limitation, all interest, fees, charges, expenses, attorneys' fees and any other sum chargeable to any Term Credit Party under any of the Term Documents and shall also include, without limitation, all amounts that would become due and interest, fees and charges that would accrue but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any other provision of the Bankruptcy Code or any similar provision of any other applicable Debtor Relief Laws.

         "TERM PRIORITY COLLATERAL" shall mean all Collateral, other than the ABL Priority Collateral; provided, however, that any Collateral, regardless of type, received in connection with a permitted disposition of or otherwise in exchange for Term Priority Collateral pursuant to the terms of the Term Indenture shall be treated as Term Priority Collateral under this Agreement; provided, further, that any Collateral regardless of type received in connection with a permitted disposition of or otherwise in exchange for ABL Priority Collateral pursuant to the terms of the Credit Agreement, shall be treated as ABL Priority Collateral under this Agreement.

         "TERM REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement as defined in the Term Indenture.

         "TERM SECURED PARTIES" shall mean the Term Agent and the Term Noteholders.

         "TRADE SECRET LICENSES" shall mean any and all agreements, whether written or oral, providing for the grant by or to any Credit Party of any right in or to Trade Secrets, to the extent that a grant of a security interest in such Trade Secret License is not prohibited by applicable law or the applicable Trade Secret License.

         "TRADE SECRETS" shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such trade secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such trade secret, including but not limited to: (a) the right to sue for past, present and future misappropriation or other violation of any trade secret, and (b) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

         "TRADEMARK LICENSE" shall mean any and all agreements, whether written or oral, providing for the grant by or to any Credit Party of any right to use any Trademark, to the extent that a grant of a security interest in such Trademark License is not prohibited by applicable law or the applicable Trademark License.

         "TRADEMARKS" shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

         "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term "Uniform Commercial Code" will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                  SECTION 1.3 RULES OF CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation.

                                    ARTICLE 2

                                  LIEN PRIORITY

                  SECTION 2.1 AGREEMENT TO SUBORDINATE.

                  (a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Agent or the ABL Lenders in respect of all or any portion of the Collateral or of any Liens granted to the Term Agent or the Term Noteholders in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent or the Term Agent (or ABL Lender or Term Noteholder) in any Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of the ABL Documents or the Term Documents, (iv) whether the ABL Agent or the Term Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the fact that any such Liens in favor of the ABL Agent or the ABL Lenders or the Term Agent or the Term Noteholders securing any of the ABL Obligations or Term Obligations, respectively, are (x) subordinated to any Lien securing any obligation of any Credit Party other than the Term Obligations or the ABL Obligations, respectively, or (y) otherwise subordinated, voided, avoided, invalidated or lapsed or (vi) any other circumstance of any kind or nature whatsoever, the ABL Agent, on behalf of itself and the ABL Lenders, and the Term Agent, on behalf of itself and the Term Noteholders, hereby agree that:

                                    (1)      any Lien in respect of all or any
                  portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Noteholder that secures all or any portion of the Term Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent and the ABL Lenders in the ABL Priority Collateral to secure all or any portion of the ABL Obligations;

                                    (2)      any Lien in respect of all or any
                  portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Lender that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to the Term Agent or any Term Noteholder in the ABL Priority Collateral to secure all or any portion of the Term Obligations;

                                    (3)      any Lien in respect of all or any
                  portion of the Term Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Lender that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to the Term Agent and the Term Noteholders in the Term Priority Collateral to secure all or any portion of the Term Obligations; and

                                    (4)      any Lien in respect of all or any
                  portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Noteholder that secures all or any portion of the Term Obligations shall in all respects be senior and prior to all Liens granted to the ABL Agent or any ABL Lender in the Term Priority Collateral to secure all or any portion of the ABL Obligations.

                  (b) Notwithstanding any failure by any ABL Secured Party or Term Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the ABL Secured Parties or the Term Secured parties, the priority and rights as between the ABL Secured Parties and the Term Secured Parties with respect to the Collateral shall be as set forth herein.

                  (c) The Term Agent, for and on behalf of itself and the Term Noteholders, acknowledges and agrees that, concurrently herewith, the ABL Agent, for the benefit of itself and the ABL Lenders, has been granted Liens upon all of the Collateral in which the Term Agent has been granted Liens and the Term Agent hereby consents thereto. The ABL Agent, for and on behalf of itself and the ABL Lenders, acknowledges and agrees that, concurrently herewith, the Term Agent, for the benefit of itself and the Term Noteholders, has been granted Liens upon all of the Collateral in which the ABL Agent has been granted Liens and the ABL Agent hereby consents thereto. The subordination of Liens by the Term Agent and the ABL Agent in favor of one another as set forth herein shall not be deemed to subordinate the Term Agent's Liens or the ABL Agent's Liens to the Liens of any other Person.

                  SECTION 2.2 WAIVER OF RIGHT TO CONTEST LIENS.

                  (a) The Term Agent, for and on behalf of itself and the Term Noteholders, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the Term Agent, for itself and on behalf of the Term Noteholders, agrees that none of the Term Agent or the Term Noteholders will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent under the ABL Documents with respect to the ABL Priority Collateral. Except to the extent expressly set forth in this Agreement, the Term Agent, for itself and on behalf of the Term Noteholders, hereby waives any and all rights it or the Term Noteholders may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent seeks to enforce its Liens in any ABL Priority Collateral.

                  (b) The ABL Agent, for and on behalf of itself and the ABL Lenders, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Term Agent in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the ABL Agent, for itself and on behalf of the ABL Lenders, agrees that none of the ABL Agent or the ABL Lenders will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Term Agent or any Term Noteholder under the Term Documents with respect to the Term Priority Collateral. Except to the extent expressly set forth in this Agreement, the ABL Agent, for itself and on behalf of the ABL Lenders, hereby waives any and all rights it or the ABL Lenders may have as a junior lien creditor or otherwise to contest, protest, object to, interfere with the manner in which the Term Agent or any Term Noteholder seeks to enforce its Liens in any Term Priority Collateral.

                  SECTION 2.3 REMEDIES STANDSTILL.

                  (a) The Term Agent, on behalf of itself and the Term Noteholders, agrees that, until the date upon which the Discharge of ABL Obligations shall have occurred, neither the Term Agent nor any Term Noteholder will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Agent, and will not take, receive or accept any Proceeds of ABL Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of ABL Priority Collateral in a Deposit Account controlled by the Term Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly remitted to the ABL Agent. From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon obtaining the written consent of the ABL Agent), the Term Agent or any Term Noteholder may Exercise Any Secured Creditor Remedies under the Term Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Term Agent is at all times subject to the provisions of this Agreement, including Section 4.1 hereof.

                  (b) The ABL Agent, on behalf of itself and the ABL Lenders, agrees that, until the date upon which the Discharge of Term Obligations shall have occurred, neither the ABL Agent nor any ABL Lender will Exercise Any Secured Creditor Remedies with respect to the Term Priority Collateral without the written consent of the Term Agent, and will not take, receive or accept any Proceeds of the Term Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of Term Priority Collateral in a Deposit Account controlled by the ABL Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly remitted to the Term Agent. From and after the date upon which the Discharge of Term Obligations shall have occurred (or prior thereto upon obtaining the written consent of the Term Agent), the ABL Agent or any ABL Lender may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Term Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent is at all times subject to the provisions of this Agreement, including Section 4.1 hereof.

                  SECTION 2.4 EXERCISE OF RIGHTS.

                  (a)      Notice of ABL Agent's Lien. Without limiting Section
2.3 hereof, the Term Agent, for and on behalf of itself and the Term Noteholders, hereby agrees that, until the date upon which the Discharge of ABL Obligations shall have occurred, in connection with any Exercise of Secured Creditor Remedies by the Term Agent or any Term Noteholder with respect to any ABL Priority Collateral, the Term Agent or such Term Noteholder, as applicable, shall advise any purchaser or transferee of any ABL Priority Collateral in writing that the sale (whether public, private, by foreclosure, or otherwise) or other transfer is subject to the Liens of the ABL Agent. In addition, the Term Agent agrees, for and on behalf of itself and the Term Noteholders, that, until the date upon which the Discharge of ABL Obligations shall have occurred, any notice of any proposed foreclosure or sale of any ABL Priority Collateral and any other notice in connection with the Exercise of Secured Creditor Remedies with respect thereto shall state prominently and clearly that the sale is subject to the ABL Agent's prior Liens and that such Liens shall continue as against the ABL Priority Collateral to be sold.

                  (b)      Notice of Term Agent's Lien. Without limiting Section
2.3 hereof, the ABL Agent, for and on behalf of itself and the ABL Lenders, hereby agrees that, until the date upon which the Discharge of Term Obligations shall have occurred, in connection with any Exercise of Secured Creditor Remedies by the ABL Agent or any ABL Lender with respect to the Term Priority Collateral, the ABL Agent or such ABL Lender, as applicable, shall advise any purchaser or transferee of any Term Priority Collateral in writing that the sale (whether public, private, by foreclosure, or otherwise) or other transfer is subject to the Liens of the Term Agent. In addition, the ABL Agent agrees, for and on behalf of itself and the ABL Lenders, that, until the date upon which the Discharge of Term Obligations shall have occurred, any notice of any proposed foreclosure or sale of any Term Priority Collateral and any other notice in connection with the Exercise of Secured Creditor Remedies with respect thereto shall state prominently and clearly that the sale is subject to the Term Agent's prior Liens and that such Liens shall continue as against the Term Priority Collateral to be sold.

                  (c) No Other Restrictions. Except as expressly set forth in this Agreement, each of the Term Agent, each Term Noteholder, the ABL Agent, and each ABL Lender shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of this Agreement, including Section 4.1 hereof. The ABL Agent may enforce the provisions of the ABL Documents, the Term Agent may enforce the provisions of the Term Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and mandatory provisions of applicable law; provided, however, that each of the ABL Agent and the Term Agent agrees to provide to the other copies of any notices that it is required under applicable law to deliver to any Borrower or any Guarantor; provided further, however, that the ABL Agent's failure to provide any such copies to the Term Agent shall not impair any of the ABL Agent's rights hereunder or under any of the ABL Documents and the

Term Agent's failure to provide any such copies to the ABL Agent shall not impair any of the Term Agent's rights hereunder or under any of the Term Documents. Each of the Term Agent, each Term Noteholder, the ABL Agent and each ABL Lender agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Term Agent and each Term Noteholder, against either the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each ABL Secured Party, against either the Term Agent or any other Term Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken.

                  (d)      Release of Liens.

                           (i) In the event of any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the ABL Agent at any time prior to the date upon which the Discharge of ABL Obligations shall have occurred (and irrespective of whether an Event of Default has occurred), the Term Agent agrees, on behalf of itself and the Term Noteholders, that so long as the net cash proceeds of any such sale are applied as provided in Section 4.1 hereof, such sale will be free and clear of the Liens on such ABL Priority Collateral securing the Term Obligations. In furtherance thereof, the Term Agent agrees that it will execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith, so long as the net cash proceeds from such sale or other disposition of such ABL Priority Collateral are applied in accordance with the terms of this Agreement. The Term Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Term Agent and in the name of the Term Agent or in the ABL Agent's own name, from time to time, in the ABL Agent's sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

                           (ii) In the event of any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Term Agent at any time prior to the date upon which the Discharge of Term Obligations shall have occurred (and irrespective of whether an Event of Default has occurred), the ABL Agent agrees, on behalf of itself and the ABL Lenders, that so long as the net cash proceeds of any such sale are applied as provided in Section 4.1 hereof, such sale will be free and clear of the Liens on such Term Priority Collateral securing the ABL Obligations. In furtherance thereof, the ABL Agent agrees that it will execute any and all Lien releases or other documents reasonably requested by the Term Agent in connection therewith, so long as the net cash proceeds from such sale or other disposition of such Term Priority Collateral are applied in accordance with the terms of this Agreement. The ABL Agent hereby appoints the Term Agent and any officer or duly authorized person of the Term Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Term Agent's own name, from time to time, in the Term Agent's sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

                  SECTION 2.5 NO NEW LIENS. (a) Until the date upon which the Discharge of ABL Obligations shall have occurred, the parties hereto agree that no Term Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the Lien Priority set forth herein. If any Term Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the Lien Priority set forth herein, then the Term Agent (or the relevant Term Secured Party) shall, without the need for any further consent of any other Term Secured Party and notwithstanding anything to the contrary in any other Term Document be deemed to also hold and have held such lien for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien.

                  (b) Until the date upon which the Discharge of Term Obligations shall have occurred, the parties hereto agree that no ABL Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents, subject to the Lien Priority set forth herein. If any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents, subject to the Lien Priority set forth herein, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such lien for the benefit of the Term Agent as security for the Term Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Agent in writing of the existence of such Lien.

                                    ARTICLE 3
                             ACTIONS OF THE PARTIES

                  SECTION 3.1 CERTAIN ACTIONS PERMITTED. The Term Agent and the ABL Agent may make such demands or file such claims in respect of the Term Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time.

                  SECTION 3.2 AGENT FOR PERFECTION. The ABL Agent, for and on behalf of itself and each ABL Lender, and the Term Agent, for and on behalf of itself and each Term Noteholder, as applicable, each agree to hold all Control Collateral and Cash Collateral that is part of the Collateral in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as representative for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral, subject to the terms and conditions of this Section 3.2. None of the ABL Agent, the ABL Lenders, the Term Agent, or the Term Noteholders, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Borrower, any Guarantor, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and the Term Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as representative for the other Party for purposes of perfecting the Lien held by the Term Agent or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Term Agent, the Term Noteholders, or any other Person. The Term Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Agent, the ABL Lenders, or any other Person. In the event that (a) the Term Agent or any Term Noteholder receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, or (b) the ABL Agent or any ABL Lender receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, then the Term Agent, such Term Noteholder, the ABL Agent, or such ABL Lender, as applicable, shall promptly pay over such Proceeds or Collateral to (i) in the case of clause (a), the ABL Agent, or (ii) in the case of clause (b), the Term Agent, in each case, in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.1 of this Agreement.

                  SECTION 3.3 SHARING OF INFORMATION AND ACCESS. In the event that the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and Records of any Term Credit Party which contain information identifying or pertaining to the Term Priority Collateral, the ABL Agent shall, upon request from the Term Agent and as promptly as practicable thereafter, either make available to the Term Agent such books and Records for inspection and duplication or provide to the Term Agent copies thereof. In the event that the Term Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, receive possession or control of any books and records of any ABL Credit Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof. In the event that the Term Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, obtain title to any Intellectual Property previously owned by any of the ABL Credit Parties, the Term Agent hereby irrevocably grants the ABL Agent a non-exclusive license or other right to use, without charge, such Intellectual Property as it pertains to the ABL Priority Collateral in advertising for sale and selling any ABL Priority Collateral.

                  SECTION 3.4 INSURANCE. Proceeds of Collateral include insurance proceeds and therefore the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to ABL Priority Collateral and the Term Agent shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to Term Priority Collateral. The ABL Agent shall have the sole and exclusive right, as against the Term Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Term Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Priority Collateral. All proceeds of such insurance shall be remitted to the ABL Agent or the Term Agent, as the case may be, and each of the Term Agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof.

                  SECTION 3.5 NO ADDITIONAL RIGHTS FOR THE CREDIT PARTIES HEREUNDER. Except as provided in Section 3.6, if any ABL Secured Party or Term Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Secured Party.

                  SECTION 3.6 ACTIONS UPON BREACH. If any Term Secured Party or any ABL Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against the Credit Parties or the Collateral, the Credit Parties, with the prior written consent of the ABL Agent or the Term Agent, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any ABL Secured Party or Term Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of the Credit Parties.

                  SECTION 3.7 INSPECTION RIGHTS AND INSURANCE. (a) Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, the ABL Agent and the ABL Secured Parties may, at any time and whether or not the Term Agent or any other Term Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies (the "ABL PERMITTED ACCESS RIGHT"), during normal business hours on any business day, access ABL Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (C) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), Term Priority Collateral (collectively, the "ABL COMMINGLED COLLATERAL"), for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, completing a production run of inventory involving, taking possession of, moving, selling storing or otherwise dealing with, or to Exercise Any Secured Creditor Remedies with respect to, the ABL Commingled Collateral (collectively, "ABL PERMITTED ACCESS PURPOSES"), in each case without notice to, the involvement of or interference by any Term Secured Party or liability to any Term Secured Party. In addition, subject to the terms hereof, the ABL Agent may advertise and conduct public auctions or private sales of the ABL Priority Collateral without notice to, the involvement of or interference by any Term Secured Party or liability to any Term Secured Party.

                  (b) The Term Agent and the other Term Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the ABL Permitted Access Right.

                  (c) Subject to the terms hereof, the Term Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral without notice to, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party.

                                    ARTICLE 4
                             APPLICATION OF PROCEEDS

                  SECTION 4.1 APPLICATION OF PROCEEDS.

                  (a) Revolving Nature of ABL Obligations. The Term Agent, for and on behalf of itself and the Term Noteholders, expressly acknowledges and agrees that (i) any ABL Credit Agreement is a revolving commitment, that in the ordinary course of business, the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted disposition under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Secured Parties and without affecting the provisions hereof; and (iii) all Payment Collateral or Cash Collateral received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Lender) commences the Exercise of Any Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender shall be applied as specified in this Section
4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Obligations, or any portion thereof.

                  (b) Application of Proceeds of ABL Priority Collateral. The ABL Agent and the Term Agent hereby agree that all ABL Priority Collateral, and all Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies shall be applied, first, to the payment of costs and expenses of the ABL Agent or the Term Agent, as applicable, in connection with such Exercise of Secured Creditor Remedies,

                  second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred,

                  third, to the payment of the Term Obligations, and fourth, the balance, if any, to the Credit Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  (c) Application of Proceeds of Term Priority Collateral. The ABL Agent and the Term Agent hereby agree that all Term Priority Collateral, and all Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies shall be applied, first, to the payment of costs and expenses of the ABL Agent or the Term Agent, as applicable, in connection with such Exercise of Secured Creditor Remedies,

                  second, to the payment of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred,

                  third, to the payment of the ABL Obligations; and

                  fourth, the balance, if any, to the Credit Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  (d) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Term Agent or to any Term Noteholder, and the Term Agent shall have no obligation or liability to the ABL Agent or any ABL Lender, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement.

                  (e) Turnover of Cash Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Term Agent or shall execute such documents as the Term Agent may reasonably request to enable the Term Agent to have control over any Cash Collateral or Control Collateral still in the ABL Agent's possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Term Obligations, the Term Agent shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request to enable the ABL Agent to have control over any Cash Collateral or Control Collateral still in the Term Agent's possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

                  SECTION 4.2 SPECIFIC PERFORMANCE. Each of the ABL Agent and the Term Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Borrower or any Guarantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Lenders, and the Term Agent, for and on behalf of itself and the Term Noteholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

                                    ARTICLE 5
                   INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

                  SECTION 5.1 NOTICE OF ACCEPTANCE AND OTHER WAIVERS.

                  (a) All ABL Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Term Agent, on behalf of itself and the Term Noteholders, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Lender of this Agreement, and notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Term Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Lenders, hereby waives notice of acceptance, or proof of reliance, by the Term Agent or any Term Noteholder of this Agreement, and notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations.

                  (b) None of the ABL Agent, any ABL Lender, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Lender honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Term Indenture or any other Term Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Lender otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Lender shall have any liability whatsoever to the Term Agent or any Term Noteholder as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Lenders shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Term Agent or any of the Term Noteholders have in the Collateral, except as otherwise expressly set forth in this Agreement. The Term Agent, on behalf of itself and the Term Noteholders, agrees that neither the ABL Agent nor any ABL Lender shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

                  (c) None of the Term Agent, any Term Noteholder or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the Term Agent or any Term Noteholder honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to the Term Indenture or any of the other Term Documents, whether the Term Agent or any Term Noteholder has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any ABL Credit Agreement or any other ABL Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Term Agent or any Term Noteholder otherwise should exercise any of its contractual rights or remedies under the Term Documents (subject to the express terms and conditions hereof), neither the Term Agent nor any Term Noteholder shall have any liability whatsoever to the ABL Agent or any ABL Lender as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Term Agent and the Term Noteholders shall be entitled to manage and supervise their loans and extensions of credit under the Term Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any ABL Lender has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Lenders, agrees that none of the Term Agent or the Term Noteholders shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the Term Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

                  SECTION 5.2 MODIFICATIONS TO ABL DOCUMENTS AND TERM DOCUMENTS.

                  (a) The Term Agent, on behalf of itself and the Term Noteholders, hereby agrees that, without affecting the obligations of the Term Agent and the Term Noteholders hereunder, the ABL Agent and the ABL Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to the Term Agent or any Term Noteholder (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Term Agent or any Term Noteholder or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents in any manner whatsoever, including, to:

                           (i) change the manner, place, time, or terms of payment or renew or alter, all or any of the ABL Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the ABL Obligations or any of the ABL Documents;

                           (ii) retain or obtain a Lien on any Property of any Person to secure any of the ABL Obligations, and in connection therewith to enter into any additional ABL Documents;

                           (iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Obligations;

                           (iv) release its Lien on any Collateral or other Property;

                           (v) exercise or refrain from exercising any rights against any Borrower, any Guarantor, or any other Person;

                           (vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Obligations; and

                           (vii) otherwise manage and supervise the ABL Obligations as the ABL Agent shall deem appropriate.

                  (b) The ABL Agent, on behalf of itself and the ABL Lenders, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Lenders hereunder, the Term Agent and the Term Noteholders may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the ABL Agent or any ABL Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Term Documents in any manner whatsoever, including, to:

                           (i) change the manner, place, time, or terms of payment or renew or alter, all or any of the Term Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Term Obligations or any of the Term Documents;

                           (ii) retain or obtain a Lien on any Property of any Person to secure any of the Term Obligations, and in connection therewith to enter into any additional Term Documents;

                           (iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Term Obligations;

                           (iv) release its Lien on any Collateral or other Property;

                           (v) exercise or refrain from exercising any rights against any Borrower, any Guarantor, or any other Person;

                           (vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Term Obligations; and

                           (vii) otherwise manage and supervise the Term Obligations as the Term Agent shall deem appropriate.

         Notwithstanding the foregoing, until the Discharge of the ABL Obligations has occurred, the Term Agent and the Term Noteholders shall not amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) the defined terms "Credit Facility Document," "Credit Facility Liens," "Credit Facility Priority Collateral," "Discharge of Credit Facility Obligations," and "Discharge of Senior Secured Note Obligations," as such terms appear in the Term Documents as in effect on the date hereof, in a manner that would be adverse to the ABL Agent or the ABL Lenders without the prior written consent of the ABL Agent.

                  SECTION 5.3 REINSTATEMENT AND CONTINUATION OF AGREEMENT.

                  (a) If the ABL Agent or any ABL Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any amount (a "RECOVERY"), then the ABL Obligations shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Lenders, and the Term Noteholders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Term Obligations. No priority or right of the ABL Agent or any ABL Lender shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Lender may have.

                  (b) If the Term Agent or any Term Noteholder is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person a Recovery, then the Term Obligations shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Lenders, and the Term Noteholders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Term Obligations. No priority or right of the Term Agent or any Term Noteholder shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of the Term Indenture or any of the other Term Documents, regardless of any knowledge thereof which the Term Agent or any Term Noteholder may have.

                                    ARTICLE 6
                             INSOLVENCY PROCEEDINGS

                  SECTION 6.1 DIP FINANCING.

                  (a) If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding in the United States at any time prior to the Discharge of ABL Obligations, and the ABL Agent or the ABL Lenders shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral under Section 363 of the Bankruptcy Code ("DIP FINANCING"), with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Collateral), then the Term Agent, on behalf of itself and the Term Noteholders, agrees that it will raise no objection and will not support any objection to such DIP Financing on the grounds of a failure to provide "adequate protection" for the Liens of the Term Agent securing the Term Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) the Term Agent retains its Lien on the Collateral to secure the Term Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Term Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such DIP Financing is junior and subordinate to the Lien of the Term Agent on the Term Priority Collateral, (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Lenders securing the ABL Obligations on ABL Priority Collateral and (iii) if the ABL Agent receives an adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, the Term Agent also receives an adequate protection Lien on such post-petition assets of the debtor to secure the Term Obligations, provided that such Liens in favor of the ABL Agent and the Term Agent shall be subject to the provisions of Section 6.1(b) hereof

                  (b) All Liens granted to the ABL Agent or the Term Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

         SECTION 6.2 RELIEF FROM STAY. Until the Discharge of ABL Obligations has occurred, the Term Agent, on behalf of itself and the Term Noteholders, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent's express written consent. Until the Discharge of Term Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Lenders, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without the Term Agent's express written consent. In addition, neither the Term Agent nor the ABL Agent shall seek any relief from the automatic stay with respect to any Collateral without providing 30 days' prior written notice to the other, unless such period is agreed by both the ABL Agent and the Term Agent to be modified.

         SECTION 6.3 NO CONTEST. The Term Agent, on behalf of itself and the Term Noteholders, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (a) any request by the ABL Agent or any ABL Lender for adequate protection of its interest in the Collateral, or (b) any objection by the ABL Agent or any ABL Lender to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Lender that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement. The ABL Agent, on behalf of itself and the ABL Lenders, agrees that, prior to the Discharge of Term Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Term Agent or any Term Noteholder for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(a) above), or (ii) any objection by the Term Agent or any Term Noteholder to any motion, relief, action or proceeding based on a claim by the Term Agent or any Term Noteholder that its interests in the Collateral (unless in contravention of Section 6.1(a) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Term Agent as adequate protection of its interests are subject to this Agreement.

         SECTION 6.4 ASSET SALES. The Term Agent agrees, on behalf of itself and the Term Noteholders, that it will not oppose any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with this Agreement. The ABL Agent agrees, on behalf of itself and the ABL Lenders, that it will not oppose any sale consented to by the Term Agent of any Term Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with this Agreement. If such sale of Collateral includes both ABL Priority Collateral and Term Priority Collateral and the Parties are unable to agree on the allocation of the purchase price between the ABL Priority Collateral and Term Priority Collateral, either Party may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court's determination shall be binding upon the Parties.

         SECTION 6.5 SEPARATE GRANTS OF SECURITY AND SEPARATE CLASSIFICATION. Each Term Noteholder, the Term Agent, each ABL Lender and the ABL Agent acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents and the Term Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Term Obligation claims against the Credit Parties (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the

Term Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of Priority Collateral for each of the ABL Secured Parties and the Term Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

         SECTION 6.6 ENFORCEABILITY. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.

         SECTION 6.7 ABL OBLIGATIONS UNCONDITIONAL. All rights of the ABL Agent hereunder, and all agreements and obligations of the Term Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

                           (i) any lack of validity or enforceability of any ABL Document;

                           (ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document;

                           (iii) any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or

                           (iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the ABL Obligations, or of any of the Term Agent, or any Credit Party, to the extent applicable, in respect of this Agreement.

         SECTION 6.8 TERM OBLIGATIONS UNCONDITIONAL. All agreements and obligations of the ABL Agent and the Credit Parties, to the extent applicable, hereunder, shall remain in full force and effect irrespective of:

                           (i) any lack of validity or enforceability of any Term Document;

                           (ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Document;

                           (iii) any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Term Obligations or any guarantee or guaranty thereof; or

                           (iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Term Obligations, or of any of the ABL Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

                                    ARTICLE 7

                                  MISCELLANEOUS

                  SECTION 7.1 RIGHTS OF SUBROGATION. The Term Agent, for and on behalf of itself and the Term Noteholders, agrees that no payment to the ABL Agent or any ABL Lender pursuant to the provisions of this Agreement shall entitle the Term Agent or any Term Noteholder to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Term Agent or any Term Noteholder may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Lenders, agrees that no payment to the Term Agent or any Term Noteholder pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Lender to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations shall have occurred. Following the Discharge of Term Obligations, the Term Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Obligations resulting from payments to the Term Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Agent are paid by such Person upon request for payment thereof.

                  SECTION 7.2 FURTHER ASSURANCES. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or the Term Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

                  SECTION 7.3 REPRESENTATIONS. The Term Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Term Noteholders. The ABL Agent represents and warrants to the Term Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Lenders.

                  SECTION 7.4 AMENDMENTS. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Term Agent and the ABL Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 7.5 ADDRESSES FOR NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

                  Term Agent:

                  U.S. Bank National Association
                  425 Walnut Street
                  Cincinnati, Ohio 45202
                  Fax: (513) 632-5511
                  Attention: Corporate Trust Office

                  ABL Agent:

                  JPMorgan Chase Bank
                  c/o J.P. Morgan Business Credit Corp.
                  One Chase Square, CS-5
                  Rochester, New York  14643
                  Fax: (585) 258-7440
                  Attention: Milacron Relationship Manager

                  SECTION 7.6 NO WAIVER, REMEDIES. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 7.7 CONTINUING AGREEMENT, TRANSFER OF SECURED OBLIGATIONS. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the

Discharge of ABL Obligations and the Discharge of Term Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and
(c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agent, any ABL Lender, the Term Agent, or any Term Noteholder may assign or otherwise transfer all or any portion of the ABL Obligations or the Term Obligations, as applicable, to any other Person (other than any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor and any Subsidiary of any Borrower or any Guarantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, the Term Agent, any ABL Lender, or any Term Noteholder, as the case may be, herein or otherwise. The ABL Secured Parties and the Term Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Credit Party on the faith hereof.

                  SECTION 7.8 GOVERNING LAW: ENTIRE AGREEMENT. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

                  SECTION 7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

                  SECTION 7.10 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the ABL Agent, ABL Lenders, Term Agent and Term Noteholders. No other Person (including any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor, or any Subsidiary of any Borrower or any Guarantor) shall be deemed to be a third party beneficiary of this Agreement.

                  SECTION 7.11 HEADINGS. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

                  SECTION 7.12 SEVERABILITY. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

                  SECTION 7.13 ATTORNEYS FEES. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys' fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

                  SECTION 7.14 VENUE; JURY TRIAL WAIVER.

                  (a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY OR ANY TERM SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY ABL DOCUMENTS AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                  (b) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  (c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  SECTION 7.15 INTERCREDITOR AGREEMENT. This Agreement is the Intercreditor Agreement referred to in the Original ABL Credit Agreement and the Term Indenture. Nothing in this Agreement shall be deemed to subordinate the right of any ABL Secured Party to receive payment to the right of any Term Secured Party to receive payment or of any Term Secured Party to receive payment to the right of any ABL Secured Party to receive payment (whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

                  SECTION 7.16 NO WARRANTIES OR LIABILITY. The Term Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other ABL Document or any Term Document. Except as otherwise provided in this Agreement, the Term Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

                  SECTION 7.17 CONFLICTS. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Document, the provisions of this Agreement shall govern.

                  SECTION 7.18 INFORMATION CONCERNING FINANCIAL CONDITION OF THE CREDIT PARTIES. Each of the Term Agent and the ABL Agent hereby assume responsibility for keeping itself informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations. The Term Agent and the ABL Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Term Agent or the ABL Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (A) to provide any such information to such other party or any other party on any subsequent occasion,
(B) to undertake any investigation not a part of its regular business routine, or (C) to disclose any other information.

                            [Signature pages follow.]

                  IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Lenders, and the Term Agent, for and on behalf of itself and the Term Noteholders, have caused this Agreement to be duly executed and delivered as of the date first above written.

                                        JPMORGAN CHASE BANK, as the ABL Agent

                                        By:      /s/ James M. Barbato
                                                 -------------------------
                                        Name:    James M. Barbato
                                        Title:   Vice President

                                        U.S. BANK NATIONAL ASSOCIATION, as the
                                        Term Agent

                                        By:      /s/ Karolina K. Dies
                                                 -------------------------
                                        Name:    Karolina K. Dies
                                        Title:

                    Signature Page to Intercreditor Agreement

                                 ACKNOWLEDGMENT

         Each Borrower and each Guarantor hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Lenders, the Term Agent, and the Term Noteholders and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. Each Borrower and each Guarantor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement.

BORROWERS:

                                          MILACRON INC.

                                          By: /s/ R. P. Lienesch
                                              ----------------------
                                          Name:    R. P. Lienesch
                                          Title:   Vice-President - Finance and
                                                   Chief Financial Officer

                    Signature Page to Intercreditor Agreement

                                         CIMCOOL INDUSTRIAL PRODUCTS INC.

                                         By: /s/ R. P. Lienesch
                                             ----------------------
                                         Name:    R. P. Lienesch
                                         Title:   Treasurer

                    Signature Page to Intercreditor Agreement

                                         D-M-E MANUFACTURING INC.

                                         By: /s/ R. P. Lienesch
                                             ----------------------
                                         Name:    R. P. Lienesch
                                         Title:   Treasurer

                    Signature Page to Intercreditor Agreement

                                         D-M-E U.S.A. INC.

                                         By: /s/ R. P. Lienesch
                                             ----------------------
                                         Name:    R. P. Lienesch
                                         Title:   Treasurer

                    Signature Page to Intercreditor Agreement

                                         MILACRON INDUSTRIAL PRODUCTS, INC.

                                         By: /s/ R. P. Lienesch
                                             ----------------------
                                         Name:    R. P. Lienesch
                                         Title:   Treasurer

                    Signature Page to Intercreditor Agreement

                                         MILACRON  MARKETING COMPANY

                                         By: /s/ R. P. Lienesch
                                             ----------------------
                                         Name:    R. P. Lienesch
                                         Title:   Treasurer

                    Signature Page to Intercreditor Agreement

                                         MILACRON PLASTICS TECHNOLOGIES GROUP
                                         INC.

                                         By: /s/ R. P. Lienesch
                                             ----------------------
                                         Name:    R. P. Lienesch
                                         Title:   Treasurer

                    Signature Page to Intercreditor Agreement

                                         NICKERSON MACHINERY CHICAGO INC.

                                         By: /s/ R. P. Lienesch
                                             ----------------------
                                         Name:    R. P. Lienesch
                                         Title:   Treasurer

                    Signature Page to Intercreditor Agreement

                                         NORTHERN SUPPLY COMPANY, INC.

                                         By: /s/ R. P. Lienesch
                                             ----------------------
                                         Name:    R. P. Lienesch
                                         Title:   Treasurer

                    Signature Page to Intercreditor Agreement

                                         OAK INTERNATIONAL, INC.

                                         By: /s/ R. P. Lienesch
                                             ----------------------
                                         Name:    R. P. Lienesch
                                         Title:   Treasurer

                    Signature Page to Intercreditor Agreement

                                         PLIERS INTERNATIONAL INC.

                                         By: /s/ R. P. Lienesch
                                             ----------------------
                                         Name:    R. P. Lienesch
                                         Title:   Treasurer

                    Signature Page to Intercreditor Agreement

                                         UNILOY MILACRON INC.

                                         By: /s/ R. P. Lienesch
                                             ----------------------
                                         Name:    R. P. Lienesch
                                         Title:   Treasurer

                    Signature Page to Intercreditor Agreement

                                         UNILOY MILACRON U.S.A. INC.

                                         By: /s/ R. P. Lienesch
                                             ----------------------
                                         Name:    R. P. Lienesch
                                         Title:   Treasurer

                    Signature Page to Intercreditor Agreement

GUARANTORS:

                                         D-M-E COMPANY

                                         By: /s/ R. P. Lienesch
                                             ----------------------
                                         Name:    R. P. Lienesch
                                         Title:   Vice President

                    Signature Page to Intercreditor Agreement

                                         MILACRON CAPITAL HOLDINGS B.V.

                                         By: /s/ G. van Deventer
                                             -----------------------
                                         Name:    G. van Deventer
                                         Title:   Managing Director

                    Signature Page to Intercreditor Agreement

                                         MILACRON INTERNATIONAL MARKETING
                                         COMPANY

                                         By: /s/ R. P. Lienesch
                                             ----------------------
                                         Name:    R. P. Lienesch
                                         Title:   Treasurer and Assistant
                                                  Secretary

                    Signature Page to Intercreditor Agreement

                                         MILACRON RESIN ABRASIVES INC.

                                         By: /s/ R. P. Lienesch
                                             ----------------------
                                         Name:    R. P. Lienesch
                                         Title:   Vice President

                    Signature Page to Intercreditor Agreement

                                         D-M-E OF CANADA LIMITED

                                         By: /s/ John C. Francy
                                             ----------------------
                                         Name:    John C. Francy
                                         Title:   Treasurer

                    Signature Page to Intercreditor Agreement

                                         PROGRESS PRECISION INC.

                                         By:  /s/ R. P. Lienesch
                                              ---------------------
                                         Name:    R. P. Lienesch
                                         Title:   Treasurer

                    Signature Page to Intercreditor Agreement

                                         450500 ONTARIO LIMITED

                                         By:  /s/ Hugh C. O'Donnell
                                              ------------------------
                                         Name:    Hugh C. O'Donnell
                                         Title:   Secretary

                    Signature Page to Intercreditor Agreement

                                         528650 ONTARIO LIMITED

                                         By:  /s/ John C. Francy
                                              ---------------------
                                         Name:    John C. Francy
                                         Title:   Assistant Treasurer

                    Signature Page to Intercreditor Agreement

                                         2913607 CANADA LIMITED

                                         By: /s/ John C. Francy
                                             ----------------------
                                         Name:    John C. Francy
                                         Title:   Assistant Treasurer

                    Signature Page to Intercreditor Agreement

                                         MILACRON CANADA INC.

                                         By: /s/ Hugh C. O'Donnell
                                             -------------------------
                                         Name:    Hugh C. O'Donnell
                                         Title:   Secretary

                    Signature Page to Intercreditor Agreement

                                   Schedule A

                        ABL Priority Collateral Accounts

                                   Schedule B

                       ABL Guarantors and Term Guarantors

ABL Guarantors:

D-M-E COMPANY
MILACRON CAPITAL HOLDINGS B.V.
MILACRON INTERNATIONAL MARKETING COMPANY
MILACRON RESIN ABRASIVES INC.
MILACRON CANADA INC.
2913607 ONTARIO LIMITED
450500 CANADA LIMITED
528650 ONTARIO LIMITED
D-M-E OF CANADA LIMITED
PROGRESS PRECISION INC.

Term Guarantors:

CIMCOOL INDUSTRIAL PRODUCTS INC.
D-M-E MANUFACTURING INC.
D-M-E U.S.A. INC.
MILACRON INDUSTRIAL PRODUCTS, INC.
MILACRON  MARKETING COMPANY
MILACRON PLASTICS TECHNOLOGIES GROUP INC.
NICKERSON MACHINERY CHICAGO, INC.
NORTHERN SUPPLY COMPANY, INC.
OAK INTERNATIONAL, INC.
PLIERS INTERNATIONAL INC.
UNILOY MILACRON INC.
UNILOY MILACRON U.S.A. INC.
D-M-E COMPANY
MILACRON CAPITAL HOLDINGS B.V.
MILACRON INTERNATIONAL MARKETING COMPANY
MILACRON RESIN ABRASIVES INC.
MILACRON CANADA INC.
2913607 ONTARIO LIMITED
450500 CANADA LIMITED
528650 ONTARIO LIMITED
D-M-E OF CANADA LIMITED
PROGRESS PRECISION INC.